BILL THE BUTCHER, INC.
424 Queen Anne Avenue, Suite 400
Seattle, WA 98109
Tel: 206 453-4418
Email: jamy@billthebutcher.com

FINANCING AGREEMENT
MAY 3, 2011

Issuer:	Bill the Butcher, Inc., a Nevada corporation ("***BILB***" or the "***Company***")
Investor:	High Capital Funding, LLC ("***HCF***"). ***HCF*** represents and warrants that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.
Securities Offered:	$300,000, in exchange for a promissory note ("***Bridge Note***") and 300,000 shares of the restricted common stock of ***BILB*** ("***Bridge Shares***").
Interest:	(a) 6.25% per annum during the initial term of the ***Bridge Note*** payable at the ***Maturity Date*** (as defined below); (b) 8.25% per annum during the ***Extension Period*** (as defined below), payable at the ***Final Maturity Date*** (as defined herein); and (c) 24% per annum default interest rate after the ***Final Maturity Date***, payable monthly.
Maturity:	(a) The entire principal amount of the ***Bridge Note*** and all accrued and unpaid interest thereon is due and payable September 5, 2011 (the "***Maturity Date***"). The ***Bridge Note*** may be prepaid at any time without premium or penalty; (b) The ***Company*** shall have the right to extend the ***Maturity Date*** for an additional one month ("***Extension Period***, until October 5, 2011 ("***Final Maturity Date***"), by providing written notice of such extension to ***HCF*** within five business days prior to the ***Maturity Date***; and (c) In the event the ***Maturity Date*** of the ***Bridge Note*** is extended, ***HCF*** shall be entitled to receive an additional 100,000 restricted shares of ***BILB*** common stock, to be delivered within ten days of the delivery of the notice referred to in above paragraph (b) ("***Note Extension Shares***"), and the interest rate shall increase to 8.25% per annum for the ***Extension Period***.

Purchase Price:	The aggregate purchase price ("***Purchase Price***") of the ***Bridge Note*** and the ***Bridge Shares*** related to such ***Bridge Note*** shall be the original principal amount of the ***Bridge Note***. For federal income tax purposes, the ***Company*** will allocate 80% of the purchase price to the ***Bridge Note*** and 20% of the purchase price to the ***Bridge Shares***. The portion allocated to the ***Bridge Shares*** will be treated as "original issue discount" and will be reportable as interest income over the term of the ***Bridge Note***.
Expenses:	The parties shall be responsible for their own expenses in connection with this transaction.
Transfer and Assignment:	***HCF*** shall have the right, subject to applicable securities laws, to transfer and/or assign the ***Bridge Note***, and/or the ***Bridge Shares.***
Escrow:	Within two (2) business days of the mutual execution of this ***Agreement*** (a) ***BILB*** shall deliver to David A. Rapaport, EVP & GC of ***HCF*** ("***Escrow Agent***") at the address listed on the signature page hereof the executed ***Bridge Note*** and the certificate for the ***Bridge Shares***, and (b) ***HCF*** shall deliver to the ***Escrow Agent*** the ***Purchase Price***.
Closing:	(a) The ***Closing*** shall be held no later than the first business day following the receipt by the ***Escrow Agent*** of the executed ***Bridge Note*** and the certificate for the ***Bridge Shares*** from ***BILB***, and the ***Purchase Price*** from ***HCF***; (b) At the ***Closing*** the ***Escrow Agent*** shall (i) transfer the ***Purchase Price*** to ***BILB***: and (ii) deliver the ***Bridge Note*** and the certificate for the ***Bridge Shares*** to ***HCF***; and (c) In the event ***BILB*** has not delivered the executed ***Bridge Note*** and ***Bridge Shares*** to the ***Escrow Agent*** on or before May 9, 2011, the ***Escrow Agent*** shall promptly return the ***Purchase Price***, without interest thereon to ***HCF***.
SEC Reporting:	The ***Company*** will use its commercial best efforts to maintain the registration of its common stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("***Exchange Act***"), and will file all reports required by the ***Exchange Act*** in a timely manner until the date upon which all of the ***Bridge Shares*** and the ***Note Extension Shares*** if any may be sold under Rule 144 without the Form 144 filing, volume limitation, or manner of sale, requirements.

Events of Default:	To include breach of any of the representations and warranties and covenants contained in any of the ***Further Documents*** (as defined below).
Jurisdiction/Choice of Law:	All transaction documents shall be governed by and construed under the laws of the state of Nevada as applied to agreements entered into and to be performed entirely within such state, without giving effect to principles of conflicts of law. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Las Vegas, Nevada in connection with any action relating to this transaction.
Binding Agreement:	All parties executing this ***Financing Agreement*** shall be legally bound by the above terms and shall execute such further documents ("***Further Documents***"), including without limitation the ***Bridge Note*** (Exhibit A). This ***Financing Agreement*** may be signed in two or more counterparts, all of which taken together shall constitute an original. Facsimile and/or electronic signatures shall be deemed to be original signatures.

SIGNATURES ON NEXT PAGE

BILL THE BUTCHER, INC.

By: ______________________
J'Amy Owens, CEO & CFO

Date: May 4, 2011

HIGH CAPITAL FUNDING, LLC

By: ______________________
Frank E. Hart, President
Profit Concepts, Ltd., Manager

Date: May 4, 2011

333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
Tel: 404 257-9150
Fax: 404 257-9125
Email: ldowd@highcapus.com
Tax ID#/SS#: 13-3921591

ESCROW AGENT

____
David A. Rapaport

Date: May 4, 2011

333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
Tel: 404 257-9150
Fax: 866 835-9632
Email: drapaport@highcapus.com

EXHIBIT A

FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

BILL THE BUTCHER, INC.
PROMISSORY NOTE

May 5, 2011

FOR VALUE RECEIVED, BILL THE BUTCHER, INC., a Nevada corporation, ("Borrower") promises to pay to the order of High Capital Funding, LLC, a Delaware limited liability company ("Lender") the principal amount of Three Hundred Thousand Dollars ($300,000), together with interest on the unpaid principal amount as set forth herein.

This promissory note (the "Bridge Note") is issued pursuant to that certain Financing Agreement, dated as of May 3,2011, executed by Borrower, and High Capital Funding, LLC, a Delaware limited liability company, as Lender (the "Financing Agreement). This Bridge Note is subject to the terms and conditions of the Financing Agreement. To the extent that any of the terms specifically set forth in the Financing Agreement is inconsistent with the provisions of this Bridge Note specifically relating to such matters, the Financing Agreement shall govern with respect to such inconsistencies. To the extent relevant to this Bridge Note, the terms of the Financing Agreement are incorporated herein by reference as though fully set forth herein. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Financing Agreement.

1. Maturity.

(a) The entire principal amount of this ***Bridge Note*** and all accrued and unpaid interest thereon is due and payable on September 5, 2011 (the "***Maturity Date***");

(b) The ***Company*** shall have the right to extend the ***Maturity Date*** for an additional one month ("***Extension Period***"), until October 5, 2011 ("***Final Maturity Date***") by providing written notice of such extension to ***HCF*** within five business days prior to the ***Maturity Date***; and

(c) In the event the maturity date of the ***Bridge Note*** is extended, ***HCF*** shall be entitled to receive an additional 100,000 restricted shares of ***BILB*** common stock, to be delivered within ten days of the delivery of the notice referred to in above paragraph (b) (***"Note Extension Shares"***), and the interest rate shall increase to 8.25% per annum.

2. Interest.

(a) 6.25% per annum (based on a 360 day year) during the initial term of this Bridge Note payable at the Maturity Date;

(b) 8.25% per annum (based on a 360 day year) during the ***Extension Period*** payable at the ***Final Maturity Date***; and

(c) 24% per annum (based on a 360 day year) default interest rate after the ***Final Maturity Date***, payable monthly.

3. Prepayment. Borrower may prepay any or all amounts due under this Bridge Note at any time without penalty. Any partial prepayment shall be applied first to interest and the remaining balance of such payment, if any, to principal.

4. Method of Payment. Any payment of principal or interest hereunder shall be made by certified or bank cashier's check unless ***Holder*** has provided Borrower with appropriate wire instructions, in which event, the payment shall be made by wire transfer of "same day" funds. For the purpose of any interest calculation, payment shall be deemed made when the check is sent by overnight delivery or when the wire is sent. Any partial payment shall be applied first to accrued and unpaid interest and thereafter to a reduction of principal. If this Bridge Note, or any payment hereunder, falls due on a Saturday, Sunday or a day that is a public holiday in the State of Georgia, any payment due hereunder shall be made on the next succeeding business day and such additional time shall be included in the computation of any interest payable hereunder.

5. Default. In the event of an occurrence of any event of default specified below, the principal of, and all accrued and unpaid interest on, the Bridge Note shall become immediately due and payable without notice, except as specified below:

(a) Borrower fails to make any payment hereunder when due, which failure has not been cured within ten (10) days following the sending of a written notice of such non-payment;

(b) Any defined event of default occurs under any contract or instrument pursuant to which Borrower has incurred any liability for borrowed money in excess of Fifty Thousand Dollars ($50,000.00), which event of default has not been waived within ten (10) business days following such occurrence;

(c) Borrower files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state;

(d) A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approves a petition filed against Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the Untied States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Borrower or of the whole or any substantial part of its properties; or there is commenced against Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if Borrower by any act indicates its consent to or approval of any such proceeding or petition; and

(e) If (i) any judgment remaining unpaid, unstayed or undismissed for a period of sixty (60) days is rendered against Borrower which by itself or together with all other such judgments rendered against Borrower remaining unpaid, unstayed or undismissed for a period of Sixty (60) days, is in excess of Fifty Thousand Dollars ($50,000.00), or (ii) there is any attachment or execution against Borrower's properties remaining unstayed or undismissed for a period of Sixty (60) days which by itself or together with all other attachments and executions against Borrower's properties remaining unstayed or undismissed for a period of Sixty (60) days is for an amount in excess of fifty thousand dollars ($50,000.00).

6. Cumulative Remedies. The remedies of Lender as provided herein, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Lender's sole discretion, and may be exercised as often as occasion therefore shall occur.

7. Successors and Assigns. The Bridge Note is transferable and assignable by Lender or any subsequent permitted assignee subject to the requirement that any such assignment or transfer be, in the opinion of Borrower's counsel, in compliance with applicable federal and state securities laws. The assignee shall be referred to herein as a "Holder." All covenants, agreements and undertakings in the Bridge Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

8. Notices. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number or email, the receipt of which is confirmed by return email and/or telephonically, as indicated below, (iii) upon delivery by overnight courier, prepaid and delivered on a business day; or (iv) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows:

To Lender: High Capital Funding, LLC
333 Sandy Springs Circle, Suite 230
Atlanta, GA 30328
Tel: 404 257-9150
Fax: 404 257-9125
Email: drapaport@highcapus.com

To Borrower: Bill The Butcher, Inc.
424 Queen Anne Avenue, Suite 400
Seattle, WA 98109
Attn: J'Amy Owens, CEO
Tel: 206 453-4418
E-mail: jamy@billthebutcher.com

Either party may change by notice the address to which notices to that party are to be addressed.

9. Waivers/Forebearance/Amendment. Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of the Bridge Note and consents to any extension or postponement of the time of payment or any other indulgence. Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Notwithstanding the foregoing, any provision of this Bridge Note may be waived or amended upon the written consent of the Borrower and the consent of the Holder of this Bridge Note. The Bridge Note may only be amended or modified by written agreement signed by Borrower and Holder.

10. Expenses. In any action for breach of this Bridge Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action. In addition, Borrower shall be entitled to recover from Lender all reasonable costs of collection, including without limitation, legal fees and expenses incurred in any bankruptcy and/or state insolvency proceeding.

11. Choice of Law. The Bridge Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Bridge Note will be in any federal or state court in Las Vegas, Nevada having subject matter jurisdiction, and the parties hereby submit to the jurisdiction of that Court.

WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS BRIDGE NOTE, EACH PARTY HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA AND THE UNITED STATES DISTRICT COURTS LOCATED IN LAS VEGAS, NEVADA, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS BRIDGE NOTE BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS

BRIDGE NOTE WILL BE DEEMED TO PRECLUDE THE LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER JURISDICTION.

IN WITNESS WHEREOF, this Bridge Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of Borrower.

BILL THE BUTCHER, INC.

By: ______________________________

J'Amy Owens, CEO